Exhibit 10.1

CERTAIN INFORMATION IDENTIFIED BY [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

SALES PARTNER REFERRAL AGREEMENT

This Sales Partner Referral Agreement (this “Agreement”) is entered into by and between Blaize Inc., a Delaware corporation having its place of business at 4659, Golden Foothill Parkway, Suite 206, El Dorado Hills, CA 95762 (the “Company”) and Burkhan LLC, a company registered in [***] having its place of business at [***] (“Sales Partner”). Each of Company and Sales Partner are referred to individually as a “Party” and collectively as the “Parties.”

For the purposes of this Agreement, the term “Affiliate” shall mean any entity controlling, controlled by or under common control of the Company or Sales Partner, as the case may be. For the purposes of this Agreement, ‘control’ means having, directly or indirectly, the power to direct or cause the direction of management and policies of an entity, whether through ownership of voting security, by contract or otherwise

1.  The Referral Program

1.1. Scope. The purpose of this Agreement is to set forth the terms and conditions of a commissioned referral program whereby Sales Partner will, on a non-exclusive basis, promote Eligible Products and Services and may refer potential customers to the Company. Products and services of the Company that are eligible for the referral program are listed in Exhibit A (“Eligible Products and Services”). The Company and Sales Partner acknowledge and agree that the relationship arising from this Agreement does not constitute or create an agency, joint venture, partnership, employee relationship or franchise between them, and Sales Partner is an independent partner with respect to the services provided by it under the Agreement.

1.2.  Sales Collateral. The Company will provide relevant sales material, as appropriate and necessary, to Sales Partner to be utilized in connection with Sales Partner’s preparation of potential referrals. If any such sales materials is deemed to constitute the Company’s Confidential Information (as defined below), the Company shall expressly label such materials as confidential. The Sales Partner shall destroy or return the Confidential Information to the Company immediately following the expiration or termination of this Agreement or upon the Company’s request.

1.3.  Initial Referral Process. To submit a referral, Sales Partner will deliver to the Company an overview of the opportunity that will include the scope of the opportunity, the account name and location, the proposed Eligible Products and Services to be included, the executives and decision makers who may sponsor or influence a sale and any other information reasonably requested by the Company. Sales Partner will have no authority to make any representation, warranty or commitment, or to create any obligation, express or implied, on behalf of the Company.

1.4.  Approved Prospects. The Company will review each referral and either accept or reject the referred potential customer in its sole discretion. If the Company decides to accept a potential referral, the Company and Sales Agent will negotiate in good faith the potential Commission (defined below) and Sales Agent’s obligations with respect to such referral, and any such agreed terms will be set forth in a mutually executed referral exhibit (each, a “Referral Exhibit”), with the first such Referral Agreement attached hereto. Each Referral Agreement shall be governed by and subject to the terms and conditions of this Agreement, and any customer which is the subject of Referral Exhibit shall be referred to as an “Approved Prospect.” The Company is responsible for the sales process related to the Company’s services and products, and negotiation and implementation of a Qualifying Purchase Agreement (as defined below) and any associated agreements.

1.5.  Progress Meetings. The Parties will meet at least once month to discuss such intelligence and feedback and other matters relevant to the referral partner program and the progress with any Approved Prospect.

1.6.  No Competing Products or Services: During the Term, Sales Partner shall not, anywhere in the world, directly or indirectly: (a) promote, market, solicit customers for, sell, resell, products or services in competition to the Eligible Products and Services, (b) solicit business from any of the Company or its affiliates’ customers nor shall solicit any of the Company or its affiliates’ employees or other sales representatives for the purposes of being engaged by Sales Partner or any party in which Sales Partner is a shareholder, employee or a consultant.

1.7.  Non-circumvention. The Company shall not itself and shall not cause other parties to circumvent the Sales Partner by dealing directly with the Approved Prospect in a manner designed to preclude the Sales Partner from receiving the full amount of referral payments or commissions contemplated hereunder. For clarity, Company may deal directly with any Approved Prospect that refuses, with no involvement or encouragement from Company, to work with Sales Partner. This non-circumvention provision shall survive the termination or the expiration hereof for a period of twelve (12) months.

2.  Payment Terms

2.1.  Commissions. If an Approved Referral executes a Qualifying Purchase Agreement within one (1) years of the date the applicable Referral Exhibit, the Company will pay Sales Partner a referral fee in the form of cash or Commission Shares (defined in Exhibit B) (a “Commission”) calculated in accordance with the applicable Referral Exhibit. Unless otherwise defined in the applicable Referral Exhibit, the term “Qualifying Purchase Agreement” means a written agreement approved by the Company between an Approved Prospect referred by Sales Partner and the Company.

2.2.  Reporting and Payment. Unless otherwise provided in the Referral Exhibit, the Company will provide a quarterly report to Sales Partner (a “Revenue Report”) within forty-five (45) days following the end of such quarter setting forth the Commission earned by Sales Partner during such quarter, and the Company will pay the amounts owed to Sales Partner under such Revenue Report within thirty (30) days of the date of such Revenue Report.

2.3.  Taxes. The Company will, prior to the payment of the Commission to Sales Partner, deduct any withholding taxes required under applicable laws, and Sales Partner will be responsible for payment of all indirect taxes arising from the payment of the Commission, including but not limited to, any service tax.

3.  Representations and Warranties

3.1  Mutual. Each Party represents and warrants to the other Party that (a) it has the necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and it has taken all necessary action to authorize such execution, delivery and performance; and (b) the execution and delivery of the Agreement and the performance of its obligations hereunder do not violate or conflict with any applicable laws or regulations, any provision of its constitutional documents, or any material contract, commitment, or other obligation to which it is a party.

3.2  Sales Partner. Sales Partner acknowledges that U.S. federal and state securities laws prohibit any person with material, non-public information about a company from purchasing or selling securities of that company or communicating such information to others. Sales Partner agrees not to use or share, nor permit any third party or its representatives to use or share, any Confidential Information or material, non-public information related to the Company in violation of U.S. securities laws.

3.3  Compliance with Law. Sales Partner shall comply with all applicable federal, state, county, and municipal statutes, laws, regulations, codes, ordinances and orders including, without limitation, the U.S. Foreign Corrupt Practices Act (FCPA). Sales Partner shall not, directly or indirectly, offer, pay, promise to pay, or authorize the payment of any money or anything of value to any government official or any other person to improperly influence any act or decision for the purpose of obtaining or retaining business or securing any improper advantage. Sales Partner shall obtain and maintain in good standing throughout the Term (as defined below) all applicable permits and licenses required in connection with its obligations under this Agreement.

4.  Term and Termination

4.1.  Term. Unless earlier terminated as provided herein, this Agreement will begin on the Effective

Date and remain in full force and effect for three (3) years (the “Term”).

4.2.  Termination. Either Party may, at its option, terminate this Agreement upon thirty (30) days’ written notice to the other Party for any reason or for no reason whatsoever. In addition, either Party may terminate this Agreement if the other Party has breached a material term of this Agreement and fails to cure such breach within five (5) days of receipt of written notice of such breach.

4.3.  Effect of Termination. Upon termination or expiration of this Agreement, all rights and licenses granted to either Party will end, and each Party will immediately return or destroy all Confidential Information (as defined below) of the other Party then in its possession or control. In the event of a breach and termination for cause of this Agreement, no Commission will be due to Sales Partner. It is hereby clarified that, in the event that the Agreement is terminated without cause, Commission shall be paid as per each applicable Referral Exhibit for all Approved Prospects that convert to a Qualifying Purchase Agreement within twelve (12) months after the termination date of the Agreement, and all Qualifying Purchase Agreements existing on the date of the termination.

4.4.  Survival. Notwithstanding anything herein to the contrary, any provisions that by their nature should apply beyond the Term or that are necessary to the interpretation or enforcement of this Agreement will survive the termination of this Agreement for any reason and remain in full force and effect. The obligation to pay Sales Partner any Commission pursuant to Section 2.1 above will survive termination of this Agreement. The provisions of Section 6 (Confidentiality) will survive termination or expiration of this Agreement for a period of three (3) years.

5.  Indemnification and Limitation of Liability

5.1.  Indemnification. Each of the Parties will defend, indemnify and hold harmless the other Party, its affiliates and their respective officers, directors, agents and employees from and against and from any and all third-party claims, lawsuits, costs, liabilities, judgements, damages, and expenses (including, without limitation, reasonable attorneys’ fees) arising out of or relating to such Party’s (a) breach of this Agreement or (b) fraud, gross negligence or willful misconduct.

5.2.  LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING UNDER THIS AGREEMENT. EACH PARTY’S LIABILITY FOR DIRECT DAMAGES UNDER THIS AGREEMENT WILL BE LIMITED TO THE COMMISSION THAT IS PAID TO SALES PARTNER IN THE IMMEDIATELY PRECEDING TWELVE (12) MONTH PERIOD (OR SHORTER PERIOD IF THE TERM OF THE AGREEMENT HAS BEEN IN EXISTENCE FOR A PERIOD LESS THAN TWELVE (12) MONTHS ON THE DATE OF THE CLAIM). THE LIMITATIONS SET FORTH IN THIS SECTION WILL NOT APPLY FOR ANY BREACH OF CONFIDENTIALITY OBLIGATION OF THE PARTIES, AND CLAIMS ARISING FROM ANY PARTY’S FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

6.  Confidentiality

6.1.  Confidential Information. “Confidential Information” means non-public, proprietary, business, technical, security, legal, or financial information that is either marked or identified as Confidential Information or would reasonably be understood to be confidential, including but not limited to: (a) Trade Secrets: Any formula, pattern, compilation, program, device, method, technique, process, algorithm, or procedure that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (b) Intellectual Property: All patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, inventions, software, developments, formulas, technology, designs, drawings, engineering, hardware configuration information, know-how, show-how, ideas, concepts, techniques, discoveries, improvements, works of authorship, and any other intellectual property rights, whether registered or unregistered; (c) Technical Information: Product specifications, designs, architectures, prototypes, models, samples, flowcharts, schematics, designs, drawings, algorithms, formulas, mechanical configurations, circuit layouts, software code, documentation, and technical data; (d) Business

Information: Information about products, processes, services, marketing and business plans, client lists, financial information, system architecture, security programs, pricing, costs, business operations, business policies or practices, and information received from others that the Company is obligated to treat as confidential; and (e) Customer Information: Information about the Company’s customers, including customer lists, customer data, customer preferences, and customer purchasing history.

6.2.  Use and Disclosure of Confidential Information. Sales Partner may be given access to Confidential Information of the Company in connection with this Agreement. Sales Partner may only use this Confidential Information as provided for in this Agreement or to exercise its rights hereunder and may only share this Confidential Information with its employees, agents, advisors and service providers who need to know it, provided they are subject to similar confidentiality obligations. Sales Partner will use the same degree of care, but no less than a reasonable degree of care, that Sales Partner uses with respect to its own Confidential Information to protect the disclosing the Company’s Confidential Information and to prevent any unauthorized use or disclosure thereof.

6.3.  Remedies. Unauthorized use or disclosure of Confidential Information may cause substantial harm for which damages alone are an insufficient remedy. The Parties acknowledge and agree that: (a) any breach of this Section 6 may result in immediate and irreparable harm to the disclosing Party; (b) money damages may not be a sufficient remedy for any breach of this Section 6; (c) the disclosing Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any breach or threatened breach of this Section 6; (d) such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 6 but shall be in addition to all other remedies available at law or in equity; and (e) in the event of litigation relating to this Section 6, if a court of competent jurisdiction determines that the receiving Party has breached this Section 6, the receiving Party shall be liable for the disclosing Party’s reasonable attorneys’ fees and costs.

7.   Notices.

Any notices provided under this Agreement shall be given to the appropriate party at the address set forth below. Such notice shall be deemed given upon receipt when sent through courier, personal delivery or registered or certified mail, or on the day the email is sent if the notice is sent via the email address below. Either Party may change its notices information at any time by providing written notice (including through email) to the other Party.

8.   Miscellaneous

The terms and conditions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of California without reference to any conflict of laws rule and any disputes under the Agreement shall be subject to the exclusive jurisdiction of the courts situated in California. Neither Party may assign this Agreement or any right or obligation hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that either Party may assign this Agreement to any entity that such Party controls, is controlled by or is under common control without seeking the other Party’s consent. Waiver by one Party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver. This Agreement represents the entire understanding between the Parties as to its subject matter, supersedes any prior writing, written or oral agreements, and merges herein all discussions, proposals, understandings and negotiation between the parties prior to, or contemporaneous with, their signature.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the Effective Date.

BLAIZE, INC. By: /s/ Dinakar Munagala Name: Dinakar Munagala Title: Chief Executive Officer Date: 6/30/2024	BURKHAN LLC By: /s/ Shahal Khan Name: Shahal Khan Title: CEO Date: 6/24/25

EXHIBIT A – ELIGIBLE PRODUCTS AND SERVICES

●	All existing Blaize GSP related hardware
●	Blaize SDK
●	Blaize AI Studio
●	Blaize professional services

REFERRAL EXHIBIT

[***]

This Referral Exhibit is made effective as of the Effective Date of the Sales Partner Referral Agreement between the Company and Sales Partner (the “Agreement”) and is incorporated therein by reference. Capitalized terms not defined herein shall have the meaning given such terms in the Agreement. This Referral Exhibit relates to [***] (the “Approved Prospect”) and is entered into by Blaize, Inc., BurTech Systems Tech LLC (“BST”), and Burkhan LLC (“Burkhan”).

For purposes of the engagement with the Approved Prospect, and as further described herein:

(1)	Burkhan is the company that made the referral and will receive the Commission Amount; and
(2)	BST will purchase the Products from Blaize and finance the purchase on behalf of the Approved Prospect.

BST’s Role

Blaize requires the Approved Prospect to pay for the Products prior to shipment, but the Approved Prospect requires third-party financing to fund the purchase price. BST is willing to finance the purchase by buying the Products directly from Blaize and reselling them to Approved Prospect at a later date in exchange for Approved Prospect paying BST a financing fee of two and a half percent (2.5%) of the total purchase price. Neither Burkhan nor BST will mark up the cost of the Products when they are sold to the Approved Prospect without written approval from Blaize.

Upon receipt of the advance payment from BST, Blaize shall issue an invoice to BST for the Products and BST will make appropriate arrangements for Product to be collected from Blaize for shipment to Approved Prospect. For the avoidance of doubt, title for the Products shall pass immediately upon collection by the shipping agent. BST shall also manage any warranty returns, however, Blaize will provide ongoing technical support to the Approved Prospect.

Qualifying Purchase Agreement

For purposes of this Referral Exhibit only, the Qualifying Purchase Agreement is the Sales Order that Blaize will issue to BurTech Systems Tech LLC (“BST”) in the amount of $56,478,808 for the sale of Blaize Products to BST and subsequent sale by BST to the Approved Prospect. The Sales Order will contain the terms and conditions of sale applicable to BST’s purchase of Blaize Products (“Terms and Conditions”), which are hereby deemed accepted by BST. BST acknowledges and agrees that the Terms and Conditions will not be altered by BST’s purchase order terms. For clarity, the Qualifying Purchase Agreement for this Referral Exhibit will be between the Approved Prospect and BST, in BST’s capacity as the reseller of Blaize Products to the Approved Prospect.

Variable Commission

In the event the Company earns at least [***] gross margin under a Qualifying Purchase Agreement with the Approved Prospect, and subject to valuation by an independent consultant to confirm it satisfies the arms-length standard, Sales Partner will be eligible for a commission equal to 10% (“the Commission Rate”) of the gross revenue actually received by the Company under the applicable Qualifying Purchase Agreement for the entire duration of each Qualifying Purchase Agreement (the “Commission Amount”). As of June 20, 2025, the pricing for the applicable Qualifying Purchase Agreement meets the [***] margin threshold to earn a 10% commission.

This Commission Amount will only be recognized and payable once the Company actually receives the corresponding cash. The Commission Amount will be paid fifty percent (50%) in cash and, at Company’s sole discretion, the remaining fifty percent (50%) will be paid in either cash or the Company’s common stock (“Variable Commission Shares”) as further described below.

Payment of the Commission Amount will be made within 5 business days after the end of the month in which the Company receives the associated cash. In the event of any disputes regarding cash receipt (e.g., product return requests), the Company’s determination will be final and binding. However, the Company agrees to act in good faith and provide Sales Partner with reasonable documentation supporting its decision (e.g., documenting non-receipt of cash).

Variable Commission Shares:

If the Company opts to pay the Commission Amount in Variable Commission Shares, the common stock value for determining the amount of any Variable Commission Shares will be calculated using the VWAP for the Company’s common stock for the five (5) business days preceding the date of execution of the applicable Qualifying Purchase Agreement (the “Per Share Amount”). The amount of each distribution of Variable Commission Shares will be calculated as follows: (Cash Received by Blaize * Commission Rate) / Per Share Amount, subject to the cap for issuance of securities without shareholder approval specified under NASDAQ Rule 5635(d). For example, if the Per Share Amount is US $4.00 and the Company receives a payment of $10,000,000.00, Sales Partner will receive $500,000 in cash and 125,000 shares. If and when the cap is reached, the difference will be paid in cash.

Sales Partner will deliver to the Company representations and warranties customary for a private placement of securities under the Securities Act. Sales Partner will only be eligible for distribution of Variable Commission Shares in proportion to payments received by the Company; if the Company does not receive the full payment, Sales Partner will only receive the amount of Variable Commission Shares as calculated above.

Commission rate assuming PO is unconditional	10%
Illustrative Share price as of 06/17/2025	$2.46

Proposed Timing	Invoice Quarter	Payment Terms	Gross Sales	Net Cash collected by Blaize	Cash Commission (5%)	Stock based commissions (5%)
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
Total			$56,478.808	$56,478.808	$2,823,940	1,147,941

Note:

Burtech maximum commission shares calculated on date when PO is unconditionally committed

Burtech commission shares to be released as cash is received by Blaize

IN WITNESS WHEREOF, the Parties have executed and delivered this Referral Exhibit as of the Effective Date.

BLAIZE, INC. By: Name: Dinakar Munagala Title: Chief Executive Officer Date: June 30, 2025	BURKHAN LLC By: /s/ Shahal Khan Name: Shahal Khan Title: CEO Date: 6/24/25

BURTECH SYSTEMS TECH LLC

By: /s/ Shahal Khan

Name: Shahal Khan

Title: CEO

Date: 6/24/2025